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                                                                      EXHIBIT 21
                        THE TORO COMPANY AND SUBSIDIARIES
                           SUBSIDIARIES OF REGISTRANT

The following are significant subsidiaries of The Toro Company as of January 10,
2001.
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                                                     STATE OR OTHER JURISDICTION         PERCENTAGE OF VOTING
  NAME                                                          OF INCORPORATION             SECURITIES OWNED
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
  Exmark Manufacturing Company Incorporated                             Nebraska                         100%
  Hahn Equipment Co.                                                   Minnesota                         100%
  Irritrol Systems Europe, S.r.L.                                          Italy                         100%
  MTI Distributing, Inc.                                               Minnesota                         100%
  Professional Turf Products, Inc.                                         Texas                         100%
  Toro Australia Pty. Limited                                          Australia                         100%
  Toro Credit Company                                                  Minnesota                         100%
  Toro Distributing Company                                            Minnesota                         100%
  Toro Europe                                                            Belgium                         100%
  Toro Factoring Company N.V.                               Netherlands Antilles                         100%
  Toro Foreign Sales Corporation                                        Barbados                         100%
  Toro Mexico Holdings, LLC                                            Minnesota                         100%
  Toro Sales Company                                                   Minnesota                         100%
  Toro Warranty Company                                                Minnesota                         100%
  Turf Professionals Equipment Company                                 Minnesota                         100%
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